EXHIBIT 99

News Release

        Associated 2nd quarter earnings per diluted share up 12 percent

        GREEN BAY, Wis. — July 17, 2003 — Associated Banc-Corp (NASDAQ: ASBC) earned $.76 per diluted share in the quarter that ended June 30, 2003, a 12 percent increase from $.68 per diluted share for the same period in 2002. Net income was $56.7 million, compared to $52.3 million for the comparable quarter of 2002.

        Return on average assets was 1.51 percent in the second quarter 2003 compared to 1.47 percent in the second quarter of 2002. Return on average equity was 17.37 percent compared to 16.79 percent in the year-earlier quarter.

        For the six months ended June 30, 2003, diluted earnings per share were $1.53, up 12 percent from $1.37 per diluted share in the same period in 2002. Return on average assets was 1.55 percent and return on average equity was 17.86 percent, compared to 1.51 percent and 17.58 percent, respectively, for the six months ended June 30, 2002.

        “Associated is pleased to have delivered such positive results in the second quarter,” Associated President and CEO Paul Beideman said. “While lower interest rates have put pressure on our net interest margin, they have also contributed to high levels of mortgage production and sales activity, which contributed significantly to our financial results,” he said.

        Net interest income was $127 million for the second quarter, compared to $126 million in the year-earlier period, and $127 million for the previous quarter. The net interest margin for second quarter 2003 was 3.79 percent, down from 3.96 percent a year ago and 3.87 percent for first quarter 2003. For the first six months of 2003, net interest income was $255 million, up 5 percent compared to $243 million for the same period of 2002. Net interest margin was 3.83 percent for the first six months of 2003, compared to 3.94 percent for the same period in 2002.

        Total loans at the end of the second quarter 2003 were $10.4 billion, an increase of $505 million or 5 percent compared to a year earlier. The growth occurred in commercial loans, up $557 million, or 9 percent, while consumer and residential real estate loans were relatively unchanged compared to a year ago. Total loans, again led by commercial loan growth, were up 4 percent on an annualized basis since March 31, 2003.

        Total deposits were $9.5 billion at June 30, 2003, up 5 percent, or $427 million, compared to a year ago. Transaction deposit accounts (demand, savings, interest-bearing demand and money market accounts) were $6.2 billion, up 13 percent over June 30, 2002. Time deposits were $3.3 billion at June 30, 2003, compared to $3.5 billion last year, tempered by the prolonged lower interest rate environment and customer preference to keep funds liquid. Since March 31, 2003, total deposits were up 17 percent on an annualized basis.

        The provision for loan losses was $12.1 million for the second quarter of 2003, compared to $12.0 million for the same quarter last year, and $13.0 million for the first quarter in 2003. For the first six months of 2003, the provision for loan losses was $25.1 million, compared to $23.3 million for the same period last year. The ratio of the allowance for loan losses was 1.66 percent of total loans at June 30, 2003, and at March 31, 2003, but up from 1.50 percent at June 30, 2002.

        Net chargeoffs for the second quarter of 2003 were $10.1 million, compared to net chargeoffs of $7.6 million for second quarter 2002 and $5.1 million for the first quarter 2003. For the six months that ended June 30, 2003, annualized net chargeoffs were 0.29 percent of average loans, compared to 0.31 percent for the same period last year. Nonperforming loans were $117 million as of June 30, 2003, up from $94.7 million as of March 31, 2003, and $87.3 million a year ago. The increase in nonperforming loans from the first quarter of 2003 is principally related to two customers, one in the construction industry and one in the hospitality industry.

        “Most of our commercial customers are managing effectively in the current environment and we are working with them as they plan for the future. We believe any significant improvement in asset quality depends on sustained economic improvement,” Beideman said.

        Noninterest income grew to $70.2 million for the second quarter, compared to $49.9 million in the same period of 2002. The continued strong activity in the mortgage and mortgage refinancing market generated $1.2 billion of mortgages for sale into the secondary market for the second quarter of 2003, similar to the $1.1 billion in first quarter 2003, and up significantly from $0.4 billion in the second quarter of 2002. Mortgage banking revenue of $28.8 million in the second quarter of 2003 was nearly three times that of the year-earlier period. In comparison to the first quarter of 2003, noninterest income was up $5.0 million, with $2.7 million of the increase in mortgage banking income, as well as increased insurance revenue attributable primarily to our previously announced acquisition of CFG Insurance Services, Inc. as of April 1, 2003.

        Noninterest expense for the second quarter 2003 grew by approximately $12.7 million, or 14 percent, compared to the second quarter of 2002, with $9.1 million of the increase coming from higher mortgage servicing rights expense. While the strong mortgage refinance activity benefited mortgage banking income in the second quarter, it increased the prepayment speeds of Associated’s mortgage portfolio serviced for others, a key factor behind the valuation of mortgage servicing rights. Mortgage servicing rights expense included an $8.5 million addition to the valuation allowance compared to a $.8 million addition in the second quarter of 2002. The mortgage servicing asset at June 30, 2003, represents 0.51 percent of the total $5.5 billion residential mortgage portfolio serviced for others. Compared to first quarter 2003, noninterest expense was up $5.8 million, with $3.0 million of the increase in personnel expense, directly attributable to the addition of CFG personnel, as well as a $1.4 million increase in mortgage servicing rights expense.

        “Although our first half results are encouraging, our 2003 goal of 10 percent earnings per share growth was predicated on an improving economy, moderate interest rate increases, and increased confidence among consumers and businesses. While economic stimulus from Washington and recent stock market strength are helpful, a sustained economic recovery may take some time to materialize. The continuation of lower rates will put pressure on our margin, but mortgage banking should remain strong for the rest of the year. We remain cautiously optimistic about our financial performance in 2003,” Beideman said.

        The company repurchased 476,000 shares of its common stock during the second quarter of 2003 at an average cost of $36.12 per share. Associated repurchased 1.2 million shares in the first six months of 2003 at an average cost of $34.66 per share.

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $15.2 billion. Associated has more than 200 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

        Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding descriptions of management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Five pages of tables follow.

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Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp
                                                  June 30,      December 31,                 June 30,
(in thousands)                                      2003           2002        % Change        2002      % Change
-------------------------------------------------------------------------------------------------------------------

Assets
Cash and due from banks                         $   393,882     $   430,691       (8.5%)   $   346,708      13.6%
Interest-bearing deposits in other
 financial institutions                              13,456           5,502      144.6%         11,853      13.5%
Federal funds sold and securities purchased
  under agreements to resell                         14,550           8,820       65.0%         51,275     (71.6%)
Securities available for sale, at fair value      3,374,834       3,362,669        0.4%      3,424,127      (1.4%)
Loans held for sale                                 392,563         305,836       28.4%        123,520     217.8%
Loans                                            10,387,364      10,303,225        0.8%      9,882,669       5.1%
Allowance for loan losses                          (172,440)       (162,541)       6.1%       (148,733)     15.9%
                                                 --------------------------                  ---------
  Loans, net                                     10,214,924      10,140,684        0.7%      9,733,936       4.9%
Premises and equipment                              131,436         132,713       (1.0%)       134,766      (2.5%)
Goodwill                                            224,388         212,112        5.8%        212,112       5.8%
Other intangible assets                              50,556          41,565       21.6%         47,239       7.0%
Other assets                                        408,227         402,683        1.4%        391,457       4.3%
                                                 --------------------------                 ----------
  Total assets                                  $15,218,816     $15,043,275        1.2%    $14,476,993       5.1%
                                                ===========================                ===========

Liabilities and Stockholders' Equity
Noninterest-bearing deposits                    $ 1,833,703     $ 1,773,699        3.4%    $ 1,566,487      17.1%
Interest-bearing deposits, excluding
  Brokered CDs                                    7,456,729       7,117,503        4.8%      7,225,789       3.2%
Brokered CDs                                        163,028         233,650      (30.2%)       233,968     (30.3%)
                                                 --------------------------                 ----------
  Total deposits                                  9,453,460       9,124,852        3.6%      9,026,244       4.7%
Short-term borrowings                             2,079,371       2,389,607      (13.0%)     2,301,853      (9.7%)
Long-term debt                                    2,012,968       1,906,845        5.6%      1,513,131      33.0%
Company-obligated mandatorily redeemable
  preferred securities                              191,549         190,111        0.8%        174,636       9.7%
Accrued expenses and other liabilities              163,222         159,677        2.2%        185,560     (12.0%)
                                                 --------------------------                 ----------
  Total liabilities                              13,900,570      13,771,092        0.9%     13,201,424       5.3%
Stockholders' Equity
  Preferred stock                                        --              --          --             --         --
  Common stock                                          743             755       (1.6%)           767      (3.1%)
  Surplus                                           606,660         643,956       (5.8%)       682,519     (11.1%)
  Retained earnings                                 664,280         607,944        9.3%        552,554      20.2%
Accumulated other comprehensive income               65,822          60,313        9.1%         72,171      (8.8%)
  Treasury stock and other                          (19,259)        (40,785)     (52.8%)       (32,442)    (40.6%)
                                                 --------------------------                 ----------
  Total stockholders' equity                      1,318,246       1,272,183        3.6%      1,275,569       3.3%
                                                 --------------------------                 ----------
  Total liabilities and stockholders'
    equity                                       $15,218,816     $15,043,275       1.2%    $14,476,993       5.1%

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Consolidated Statements of Income (Unaudited)
Associated Banc-Corp
                                                      For The Three Months               For The Six Months Ended,
                                                             Ended,
                                                            June 30,                              June 30,
                                                   ---------------------------           ---------------------------
(in thousands, except per share amounts)               2003          2002      % Change      2003          2002      % Change
------------------------------------------------------------------------------------------------------------------------------

Interest Income
---------------
Interest and fees on loans                            $147,785     $158,321      (6.7%)    $296,281      $309,670      (4.3%)
Interest and dividends on investment securities
  and deposits with other financial institutions
  Taxable                                               25,923       33,372     (22.3%)      52,720        66,231     (20.4%)
  Tax-exempt                                             9,942        9,988      (0.5%)      19,997        19,968       0.1%
Interest on federal funds sold and securities
  purchased under agreements to resell                      54          176     (69.3%)          89           294     (69.7%)
  Total interest income                                183,704      201,857      (9.0%)     369,087       396,163      (6.8%)
Interest Expense
Interest on deposits                                    31,558       45,560     (30.7%)      63,548        93,789     (32.2%)
Interest on short-term borrowings                        8,442       13,840     (39.0%)      17,009        27,495     (38.1%)
Interest on long-term debt and capital
  securities                                            16,509       16,689      (1.1%)      33,881        31,684       6.9%
  Total interest expense                                56,509       76,089     (25.7%)     114,438       152,968     (25.2%)
Net Interest Income                                    127,195      125,768       1.1%      254,649       243,195       4.7%
Provision for loan losses                               12,132       12,003       1.1%       25,092        23,254       7.9%
Net interest income after provision for
 loan losses                                           115,063      113,765       1.1%      229,557       219,941       4.4%
Noninterest Income
------------------
Trust service fees                                       7,796        7,722       1.0%       14,426        15,093      (4.4%)
Service charges on deposit accounts                     12,462       11,733       6.2%       24,273        21,613      12.3%
Mortgage banking                                        28,845        9,637     199.3%       54,948        22,241     147.1%
Credit card and other nondeposit fees                    5,192        7,094     (26.8%)      12,588        13,166      (4.4%)
Retail commissions                                       7,407        5,885      25.9%       10,710        10,501       2.0%
Bank owned life insurance income                         3,450        3,469      (0.5%)       6,841         6,739       1.5%
Asset sale gains (losses), net                           (790)           41       N/M          (668)          372       N/M
Investment securities gains, net                         1,027           --       N/M           701            --       N/M
Other                                                    4,771        4,322      10.4%       11,550         7,578      52.4%
  Total noninterest income                              70,160       49,903      40.6%      135,369        97,303      39.1%
Noninterest Expense
-------------------
Personnel expense                                       53,245       48,764       9.2%      103,480        93,758      10.4%
Occupancy                                                7,151        6,650       7.5%       14,266        12,787      11.6%
Equipment                                                3,190        3,727     (14.4%)       6,434         7,217     (10.8%)
Data processing                                          5,602        5,304       5.6%       11,220        10,107      11.0%
Business development and advertising                     3,553        3,126      13.7%        6,916         6,572       5.2%
Stationery and supplies                                  1,634        1,786      (8.5%)       3,313         3,830     (13.5%)
FDIC expense                                               359          402     (10.7%)         725           774      (6.3%)
Mortgage servicing rights expense                       13,021        3,874     236.1%       24,619         6,771     263.6%
Other intangible amortization                              870          634      37.2%        1,220         1,098      11.1%
Loan expense                                               950        3,534     (73.1%)       4,298         6,313     (31.9%)
Other                                                   14,344       13,386       7.2%       25,585        24,376       5.0%
  Total noninterest expense                            103,919       91,187      14.0%      202,076       173,603      16.4%
Income before income taxes                              81,304       72,481      12.2%      162,850       143,641      13.4%
Income tax expense                                      24,635       20,137      22.3%       48,188        39,835      21.0%
Net Income                                             $56,669      $52,344       8.3%     $114,662      $103,806      10.5%

Earnings Per Share:
  Basic                                                $  0.77      $  0.69      11.6%     $   1.55        $1.39       11.5%
  Diluted                                              $  0.76      $  0.68      11.8%     $   1.53        $1.37       11.7%
Average Shares Outstanding:
  Basic                                                 73,959       75,922      (2.6%)      74,104       74,540       (0.6%)
  Diluted                                               74,683       77,041      (3.1%)      74,777       75,510       (1.0%)

N/M - Not meaningful.

Selected Quarterly Information
Associated Banc-Corp
----------------------------------------------------------------------------------------------------------------------------------
                                              YTD         YTD         2nd Qtr     1st Qtr       4th Qtr     3rd Qtr       2nd Qtr
(in thousands, except per share data)         2003        2002         2003        2003          2002        2002          2002
----------------------------------------------------------------------------------------------------------------------------------

Summary of Operations
---------------------
Net interest income                         254,649     243,195       127,195     127,454       129,713      128,358      125,768
Provision for loan losses                    25,092      23,254        12,132      12,960        14,614       12,831       12,003
Net interest income after provision
  for loan losses                           229,557     219,941       115,063     114,494       115,099      115,527      113,765
Asset sale gains (losses), net                 (668)        372          (790)        122          (373)         658           41
Investment securities gains (losses),
 net                                            701          --         1,027        (326)         (801)         374           --
Noninterest income (excluding
  securities & asset gains)                 135,336      96,931        69,923      65,413        65,523       57,624       49,862
Noninterest expense                         202,076     173,603       103,919      98,157       102,763       98,183       91,187
Income taxes                                 48,188      39,835        24,635      23,553        23,244       22,528       20,137
Net income                                  114,662     103,806        56,669      57,993        53,441       53,472       52,344
Taxable equivalent adjustment                12,508      12,100         6,231       6,277         5,981        5,991        6,037
----------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data (1)
-------------------------
Net income:
  Basic                                 $      1.55  $     1.39   $      0.77  $     0.78   $      0.72  $      0.71  $      0.69
  Diluted                                      1.53        1.37          0.76        0.77          0.71         0.70         0.68
Dividends                                      0.65        0.59          0.34        0.31          0.31         0.31         0.31

Market Value:
  High                                  $     38.41  $    38.25   $     38.41  $    35.22   $     34.21  $     36.96  $     38.25
  Low                                         32.15       30.37         32.15       32.33         27.20        30.64        33.63
  Close                                       36.61       37.71         36.61       32.33         33.94        31.73        37.71
Book value                                    17.88       16.84         17.88       17.41         17.13        17.03        16.84
----------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized)
-------------------------------
Net interest margin (FTE)                      3.83%       3.94%         3.79%        3.87%        3.87%        3.96%        3.96%
Return on average assets                       1.55        1.51          1.51         1.58         1.42         1.47         1.47
Return on average equity                      17.86       17.58         17.37        18.36        16.62        16.73        16.79
Efficiency ratio (2)                          50.21       49.29         51.10        49.29        51.07        51.14        50.19
Effective tax rate                            29.59       27.73         30.30        28.88        30.31        29.64        27.78
Dividend payout ratio (basic)                 41.94       42.58         44.16        39.74        43.06        43.66        44.93
----------------------------------------------------------------------------------------------------------------------------------
Average Balances
----------------
Assets                                  $14,942,330  $13,907,262  $15,016,497  $14,867,339  $14,901,747  $14,460,358  $14,273,232
Earning assets                           13,914,288   12,934,385   13,991,615   13,836,102   13,870,491   13,427,986   13,248,590
Interest-bearing liabilities             11,914,412   11,163,244   11,941,877   11,886,642   11,792,552   11,459,673   11,400,302
Loans                                    10,661,386    9,655,626   10,743,430   10,578,430   10,559,154   10,128,826    9,902,462
Deposits                                  9,011,930    8,883,742    9,121,204    8,901,441    8,934,668    8,947,047    9,081,434
Stockholders' equity                      1,294,804    1,191,063    1,308,505    1,280,950    1,275,914    1,268,355    1,250,748
Stockholders' equity / assets                  8.67%        8.56%        8.71%        8.62         8.56%        8.77%        8.76%
----------------------------------------------------------------------------------------------------------------------------------
At Period End
-------------
Assets                                                            $15,218,816  $15,089,166  $15,043,275  $15,044,702  $14,476,993
Loans                                                              10,387,364   10,275,469   10,303,225   10,086,510    9,882,669
Allowance for loan losses                                             172,440      170,391      162,541      155,288      148,733
Deposits                                                            9,453,460    9,060,234    9,124,852    8,947,353    9,026,244
Stockholders' equity                                                1,318,246    1,285,866    1,272,183    1,270,691    1,275,569
Stockholders' equity / assets                                            8.66%        8.52%        8.46%        8.45%        8.81%
Shares outstanding, end of period                                      73,736       73,870       74,281       74,598       75,746
----------------------------------------------------------------------------------------------------------------------------------

(1)  Per share data adjusted retroactively for stock splits and stock dividends.

(2)  Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

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Financial Summary and Comparison
Associated Banc-Corp                                 Three months ended                   Six months ended
                                                          June 30,                            June 30,
                                         ---------------------------------------------------------------------------
(in thousands, except per share data)         2003         2002      % Change      2003        2002      % Change
--------------------------------------------------------------------------------------------------------------------

Allowance for Loan Losses
------------------------
Beginning balance                           $170,391     $144,350       18.0%    $162,541    $128,204        26.8%
Balance related to acquisitions                   --           --         --           --      11,985         N/M
Provision for loan losses                     12,132       12,003        1.1%      25,092      23,254         7.9%
Charge offs                                  (11,537)      (8,802)      31.1%     (17,291)    (16,787)        3.0%
Recoveries                                     1,454        1,182       23.0%       2,098       2,077         1.0%
                                            ---------------------                --------------------
Net charge offs                              (10,083)      (7,620)      32.3%     (15,193)    (14,710)        3.3%
                                            ---------------------                --------------------
Ending Balance                              $172,440     $148,733       15.9%    $172,440    $148,733        15.9%
                                            =====================                ====================
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Credit Quality                               2nd Qtr      1st Qtr                 4th Qtr     3rd Qtr     2nd Qtr
--------------                                2003         2003      % Change      2002        2002        2002
                                         ---------------------------------------------------------------------------
Nonaccrual loans                            $110,820      $90,384       22.6%    $ 94,132    $ 93,250    $ 82,474
Loans 90 or more days past due and
  still accruing (1)                           6,311        3,425       84.3%       3,912       5,981       4,683
Restructured loans                                46          844      (94.5%)      1,258       1,110         115
                                         ------------------------                --------------------------------
  Total nonperforming loans                  117,177       94,653       23.8%      99,302     100,341      87,272
Other real estate owned                       14,707       12,949       13.6%      11,448       3,331       2,610
                                         ------------------------                --------------------------------
  Total nonperforming assets                 131,884      107,602       22.6%     110,750     103,672      89,882
                                         ========================                ================================
Net charge offs                               10,083        5,110       97.3%       7,361       6,276       7,620
Allowance for loan losses/loans                 1.66%        1.66%                   1.58%       1.54%       1.50%
Allowance for loan losses/
  nonperforming loans                         147.16       180.02                  163.68      154.76      170.42
Nonperforming loans/total loans                 1.13         0.92                    0.96        0.99        0.88
Nonperforming assets/total assets               0.87         0.71                    0.74        0.69        0.62
Net charge offs/average loans
  (annualized)                                  0.38         0.20                    0.28        0.25        0.31
Year-to-date net charge offs/average
  loans                                         0.29         0.20                    0.28        0.29        0.31
--------------------------------------------------------------------------------------------------------------------
Period End Loan Composition
---------------------------                June 30,     Dec 31,                             June 30,
                                             2003        2002        % Change                 2002       % Change
                                         -------------------------------------             ------------------------
Commercial, financial & agricultural     $ 2,312,143  $ 2,213,986        4.4%              $2,127,665         8.7%
Real estate-construction                     975,415      910,581        7.1%                 821,658        18.7%
Commercial real estate                     3,255,918    3,128,826        4.1%               3,037,284         7.2%
Lease financing                               38,666       38,352        0.8%                  38,212         1.2%
                                         ------------------------                          ----------
  Commercial                               6,582,142    6,291,745        4.6%               6,024,819         9.3%
Residential mortgage                       2,202,690    2,430,746       (9.4%)              2,364,373       ( 6.8%)
Home equity                                  895,952      864,631        3.6%                 777,347        15.3%
                                         ------------------------                          ----------
  Residential real estate                  3,098,642    3,295,377       (6.0%)              3,141,720        (1.4%)
Consumer                                     706,580      716,103       (1.3%)                716,130        (1.3%)
                                         ------------------------                          ----------
  Total loans                            $10,387,364  $10,303,225        0.8%              $9,882,669         5.1%
                                         =========================                         ==========
--------------------------------------------------------------------------------------------------------------------
Period End Deposit Composition
------------------------------             June 30,     Dec 31,                             June 30,
                                             2003        2002        % Change                 2002       % Change
                                         -------------------------------------             ------------------------
Demand                                   $ 1,833,703  $ 1,773,699        3.4%              $1,566,487        17.1%
Savings                                      942,027      895,855        5.2%                 912,019         3.3%
Interest-bearing demand                    1,797,065    1,468,193       22.4%               1,113,342        61.4%
Money market                               1,598,317    1,754,313       (8.9%)              1,888,165       (15.4%)
Brokered CDs                                 163,028      233,650      (30.2%)                233,968       (30.3%)
Other time deposits                        3,119,320    2,999,142        4.0%               3,312,263        (5.8%)
                                         ------------------------                           ---------
  Total deposits                         $ 9,453,460  $ 9,124,852        3.6%              $9,026,244         4.7%
                                         ========================                          ==========
--------------------------------------------------------------------------------------------------------------------

N/M = Not Meaningful

(1)  Does not include  guaranteed  student loans.  Guaranteed  student loans 90+
     days past due and still accruing totaled $16.0 million as of June 30, 2003.

--------------------------------------------------------------------------------------------------------
Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp
                                    Six months ended June 30, 2003    Six months ended June 30, 2002
                                  ----------------------------------------------------------------------
                                                 Interest   Average                 Interest   Average
                                     Average     Income/    Yield/     Average      Income/    Yield/
                                     Balance     Expense     Rate      Balance      Expense     Rate
                                  ----------------------------------------------------------------------

Earning assets:
  Loans: (1) (2) (3)
    Commercial                    $ 6,399,244    $166,188    5.17%   $ 5,720,820    $171,459    5.96%
    Residential real estate         3,551,134     104,600    5.92      3,234,762     110,397    6.85
    Consumer                          711,008      26,003    7.37        700,044      28,393    8.17
                                   ----------------------             ----------------------
      Total loans                  10,661,386     296,791    5.56      9,655,626     310,249    6.42
   Investments and other            3,252,902      84,804    5.22      3,278,759      98,014    5.98
                                   ----------------------             ----------------------
Total earning assets               13,914,288     381,595    5.48     12,934,385     408,263    6.31
   Other assets, net                1,028,042                            972,877
                                   ----------                         ----------
Total assets                      $14,942,330                        $13,907,262
                                  ===========                        ===========
Interest-bearing liabilities:
  Savings deposits                $   927,413    $  2,884    0.63%   $   864,914    $  3,329    0.78%
  Interest-bearing demand
    deposits                        1,591,942       6,925    0.88        983,399       3,427    0.70
  Money market deposits             1,668,467       8,264    1.00      1,950,679      13,466    1.39
Time deposits, excluding
    Brokered CDs                    3,032,656      43,614    2.90      3,403,593      70,393    4.17
                                  -----------------------            -----------------------
  Total interest-bearing
    deposits, excluding
    Brokered CDs                    7,220,478      61,687    1.72      7,202,585      90,615    2.54
  Brokered CDs                        203,484       1,861    1.84        307,796       3,174    2.08
                                  -----------------------            -----------------------
  Total interest-bearing
    deposits                        7,423,962      63,548    1.73      7,510,381      93,789    2.52
  Wholesale funding                 4,490,450      50,890    2.26      3,652,863      59,179    3.22
                                  -----------------------            -----------------------
Total interest-bearing
  liabilities                      11,914,412     114,438    1.93     11,163,244     152,968    2.75
  Noninterest-bearing demand        1,587,968                          1,373,361
  Other liabilities                   145,146                            179,594
  Stockholders' equity              1,294,804                          1,191,063
                                  -----------                        -----------
Total liabilities and
  stockholders' equity            $14,942,330                        $13,907,262
                                  ===========                        ===========
                                                 --------                           --------
Net interest income and rate
  spread (1)                                     $267,157    3.55%                  $255,295    3.56%
                                                 ========                           ========
Net interest margin (1)                                      3.83%                              3.94%
Taxable equivalent adjustment                    $ 12,508                           $ 12,100
                                                 ========                           ========
--------------------------------------------------------------------------------------------------------

                                  Three months ended June 30, 2003   Three months ended June 30, 2002
                                  ----------------------------------------------------------------------
                                                 Interest   Average                 Interest   Average
                                     Average     Income/    Yield/     Average      Income/    Yield/
                                     Balance     Expense     Rate      Balance      Expense     Rate
                                  ----------------------------------------------------------------------
Earning assets:
  Loans: (1) (2) (3)
    Commercial                    $ 6,470,954    $  83,333   5.10%   $ 5,968,167    $ 89,365    5.93%
    Residential real estate         3,564,125       51,778   5.81      3,217,681      54,540    6.78
    Consumer                          708,351       12,940   7.32        716,614      14,690    8.22
                                  -------------------------          -----------------------
      Total loans                  10,743,430      148,051   5.48      9,902,462     158,595    6.37
   Investments and other            3,248,185       41,884   5.16      3,346,128      49,299    5.89
                                  ------------------------           -----------------------
Total earning assets               13,991,615      189,935   5.41     13,248,590     207,894    6.25
   Other assets, net                1,024,882                          1,024,642
                                   ----------                        -----------
Total assets                      $15,016,497                        $14,273,232
                                  ===========                        ===========
Interest-bearing liabilities:
  Savings deposits                $   945,048    $   1,431   0.61%   $   900,471    $  1,769    0.79%
  Interest-bearing demand
    deposits                        1,696,412        3,812   0.90      1,038,413       1,927    0.74
  Money market deposits             1,632,710        3,999   0.98      1,992,669       6,751    1.36
  Time deposits, excluding
    Brokered CDs                    3,052,513       21,549   2.83      3,411,891      33,580    3.95
                                  ------------------------           -----------------------
  Total interest-bearing
    deposits, excluding
    Brokered CDs                    7,326,683       30,791   1.69      7,343,444      44,027    2.40
    Brokered CDs                      174,748          767   1.76        289,676       1,533    2.12
                                  ------------------------           -----------------------
  Total interest-bearing
    deposits                        7,501,431       31,558   1.69      7,633,120      45,560    2.39
   Wholesale funding                4,440,446       24,951   2.23      3,767,182      30,529    3.21
                                  ------------------------           -----------------------
Total interest-bearing
  liabilities                      11,941,877       56,509   1.89     11,400,302      76,089    2.66
Noninterest-bearing demand          1,619,773                          1,448,314
  Other liabilities                   146,342                            173,868
  Stockholders' equity              1,308,505                          1,250,748
                                  -----------                        -----------
Total liabilities and
  stockholders' equity            $15,016,497                        $14,273,232
                                  ===========                        ===========
                                                 --------                           --------
Net interest income and rate
  spread (1)                                     $133,426    3.52%                  $131,805    3.59%
                                                 ========                           ========
Net interest margin (1)                                      3.79%                              3.96%
Taxable equivalent adjustment                    $  6,231                           $  6,037
                                                 ========                           ========
-----------------------------------------------------------------------------------------------------

(1)  The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)  Nonaccrual loans and loans held for sale have been included in the average balances.

(3)  nterest income includes net loan fees.